Securities Purchased Pursuant to Rule 10F3
High Yield Bond Fund January to March 2000
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
				Security Purchased		Comparison Security		Comparison Security
Issuer			Telewest Communications		United Pan-Europe 		NTL Communications Corp
									Communications

Underwriters		DLJ, Bank of America Int'l 	DLJ, ABN Amro, Bank of 		n/a -- bonds issued in
				Ltd., Deutsche Bank, Salomon 	America, CS First Boston, 	exchange for 144A
				Smith Barney			Goldman, ING Barings, Merrill securities
									Lynch, MSDW, Paribas, Toronto
									Dominion

Years of continuous
operation, including
predecessors		> 3 years				> 3 years				> 3 years

Security 			TWT  9.875%, 2/1/10		UPCNA 11.25%, 2/1/10		NTLI 9.875%, 11/15/09

Is the affiliate a
manager or co-manager
of offering?		co-manager				no					n/a

Name of underwriter or
dealer from which
purchased			DLJ					n/a					n/a

Firm commitment
underwriting?		yes					yes					yes

Trade date/Date of
Offering			1/19/2000				n/a					n/a

Total dollar amount
of offering sold to
QIBs				$350,000,000			$600,000,000			EUR 350,000,000

Total dollar amount
of any concurrent
public offering		$350,000,000 			-   		 			-

Total				$700,000,000 			$600,000,000 			EUR 350,000,000

Public offering price	98.445 				99.25					n/a -- bonds issued in
														exchange for 144A
														securities

Price paid if other
than public offering
price	 			same 					n/a					n/a

Underwriting spread
or commission		1.45%					n/a -- private placement	n/a -- bonds issued in
														exchange for 144A
														securities

Rating			B1/B+					B2/B					B3/B

Current yield		10.03%				11.34%				n/a

Total par value
purchased			$2,500,000 				n/a					n/a

$ amount of purchase	$2,461,125 				n/a					n/a

% of offering
purchased by fund		0.004%				n/a					n/a

% of offering
purchased by
associated funds		0.000%				n/a					n/a

Total				0.004%				n/a					n/a

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